SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

USIP.COM, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-31193
16-1583162
(State or other jurisdiction of incorporation)	(Commission File Number)
(IRS Employer Identification No.)
7325 OSWEGO ROAD

LIVERPOOL, NEW YORK
13090
(Address of principal executive offices)
(ZIP Code)
Registrant’s telephone number, including area code: (315) 451-7515

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02

Unregistered Sales of Equity Securities

On August 24, 2006, USIP.Com, Inc (the “Company”) issued 3,000,000 shares of its common stock in consideration for the cancellation of a debt owed by the Company.  The Company has no obligation to register the shares issued in this transaction.  The securities to be issued in this transaction will be issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”), pursuant to the terms of Section 4(2) of the Act.

(c)  Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USIP.COM, INC.
Date: August 30, 2006
By: /s/ Craig Burton

Craig Burton, President

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